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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               E'TOWN CORPORATION
             (Exact name of registrant as specified in its charter)

       NEW JERSEY                       1-11023                22-2596330
(State of Incorporation)         (Commission File Number)      IRS Employer
                                                               Identification
                                                               Number)

 600 South Avenue, Westfield, New Jersey                           07090
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (908) 654-1234

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                              AMENDMENT TO FORM 8-A

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its registration on Form 8-A dated February 4, 1991:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Item 1 of the Form 8-A dated February 4, 1991 (the "Form 8-A"), filed by E'town Corporation (the "Company") is hereby amended by adding the following:

     The Company amended the Rights Agreement in an Amendment dated as of November 21, 1999 (the "Amendment").

     Pursuant to the terms of the Agreement and Plan of Merger dated as of November 21, 1999 among the Company, Thames Water Plc and Edward Acquisition Corp. ("Merger Sub") providing for the merger of Merger Sub with and into the Company (the "Merger"), the Rights Agreement was amended so that (i) the Company may proceed to consummate the Merger without triggering the provisions of the Rights Agreement, and (ii) the Rights would expire immediately prior to the effective time of the Merger.

     A copy of the Amendment is filed as an exhibit to this amendment to Form 8-A, and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

ITEM 2.  EXHIBITS.

     Item 2 of the Form 8-A is hereby amended by adding the following:

4. Amendment dated as of November 21, 1999 to the Rights Agreement dated as of February 4, 1991 is incorporated herein by reference to Exhibit 4 to Form 8-K filed by the Company on December 17, 1999.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 1999.

                                              E'TOWN CORPORATION

                                        BY:   /s/ GAIL P. BRADY
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                                              Gail P. Brady
                                              Treasurer





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                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
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4.   Amendment dated as of November 21, 1999 to the Rights Agreement dated as of
     February 4, 1991 is incorporated herein by reference to Exhibit 4 to Form 8-K filed by the Company on December 17, 1999.














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